UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2021
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 9, 2021, the Board of Directors of Carrols Restaurant Group, Inc. (the “Company”) appointed Carl Hauch as Vice President and Chief Operating Officer of the Company effective February 15, 2021 (the “Effective Date”).

Mr. Hauch, age 54, served as President of the Wendy's division of NPC International, Inc. from January 2019 until February 2021. Mr. Hauch also served as Vice President from July 2017 until June 2018 and Co-CEO from June 2018 until January 2019 of Barnes & Noble, Inc. Mr Hauch served as Senior Vice President, National Operations and Customer Experience with Advance Auto Parts, Inc. ("Advance Auto Parts") from 2011 until 2012, Senior Vice President of Human Resources from 2010 until 2011 and Senior Vice President of West Operations from 2008 until 2010 Prior to that, Mr. Hauch served in a number of operating positions at Starbucks Corporation, including store manager, District Manager, Director of Operations, Regional Vice President and CEO/Managing Director of Starbucks Switzerland and Austria.

Mr. Hauch does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

On February 9, 2021, the Company entered into an Employment Agreement (the "Employment Agreement") with Carl Hauch. The Employment Agreement commences on the Effective Date and is subject to automatic renewals for successive one-year terms beginning on December 31, 2021 unless either Mr. Hauch or the Company elects not to renew the Employment Agreement by giving written notice to the other at least 30 days before a scheduled expiration date (the "Term"). The Employment Agreement provides that Mr. Hauch will receive an annual base salary of $550,000 that may be increased annually at the sole discretion of the Company's Compensation Committee (the "Compensation Committee"). Pursuant to the Employment Agreement, Mr. Hauch will participate in the Company's Executive Bonus Plan (the "Executive Bonus Plan") with a target percentage of 100% of his annual base salary, and any restricted stock or other equity incentive plans applicable to executive employees, as determined by the Compensation Committee. The Employment Agreement also provides that Mr. Hauch will receive a cash sign on bonus of $120,000 in lieu of any payments for costs or expenses of his relocation and reimbursement for temporary lodging expenses incurred through the earlier of (i) his relocation or (ii) June 15, 2021.

The Employment Agreement also provides that (a) if Mr. Hauch's employment is terminated without Cause (as defined in Employment Agreement) or Mr. Hauch terminates his employment for Good Reason (as defined in the Employment Agreement), in each case within twelve months following a Change of Control (as defined in the Employment Agreement) or (b) if during the Term, the Company enters into a binding written agreement to engage in a transaction which, if consummated, would result in a Change of Control, such transaction is consummated within twelve (12) months after the last date of the Term and subsequent to entering into such agreement the Company terminates Mr. Hauch's employment without Cause or Mr. Hauch terminates his employment for Good Reason, in the case of (a) or (b) Mr. Hauch will receive (1) a cash lump sum payment equal to 2.0 times his average base salary plus his average annual bonus (paid under the Company's Executive Bonus Plan or deferred under the Carrols Corporation and Subsidiaries Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan")) for the prior five years, (2) his accrued but unpaid base salary and vacation as of the date of termination and (3) any amounts entitled pursuant to the Deferred Compensation Plan. The Employment Agreement also provides that if Mr. Hauch's employment is terminated by the Company without Cause (other than following a Change of Control as described above), or Mr. Hauch terminates his employment for Good

Reason (other than following a Change of Control as described above), Mr. Hauch will receive (1) a lump sum cash payment in an amount equal to 2.0 times his average base salary plus average annual bonus (paid under the Executive Bonus Plan or deferred under the Deferred Compensation Plan) for the prior five years, (2) his accrued but unpaid base salary and vacation as of the date of termination, (3) any amounts entitled pursuant to the Deferred Compensation Plan and (4) the pro rata portion of any annual bonus for the year in which Mr. Hauch's employment is terminated payable under the terms of the Executive Bonus Plan. The Employment Agreement also provides that if Mr. Hauch's employment is terminated by the Company for Cause or Mr. Hauch terminates his employment without Good Reason, Mr. Hauch will receive (1) his accrued but unpaid base salary and vacation as of the date of termination and (2) any amounts entitled pursuant to the Deferred Compensation Plan. The Employment Agreement also provides that if Mr. Hauch's employment is terminated if he becomes Disabled (as defined in the Employment Agreement), Mr. Hauch will receive (1) his base salary (at the rate in effect on the disability effective date) for two years, (2) the pro rata portion of any annual bonus for the year in which Mr. Hauch's employment is terminated payable under the terms of the Executive Bonus Plan; and (3) any amounts entitled to under the Deferred Compensation Plan. The Employment Agreement also provides that in the event of Mr. Hauch's death during the Term, the Company shall pay to his spouse, if he is survived by a spouse, or if not, to his estate, (1) his accrued and unpaid base salary (at the rate in effect on the date of death) as of the date of death, (2) the pro rata share of any annual bonus for the year of his death payable under the terms of the Executive Bonus Plan, and (3) any amounts entitled to under the Deferred Compensation Plan in the manner prescribed by the executor of Mr. Hauch's estate. The Employment Agreement also provides that in the event that the Company elects not to renew the Term of the Employment Agreement for any reason other than for Cause or Mr. Hauch elects not to renew the Term of the Employment Agreement for any reason other than for Good Reason, Mr. Hauch will receive (1) his accrued but unpaid base salary in the year for which the Term ended; (2) any amounts entitled to under the Deferred Compensation Plan and (3) any annual bonus for the year in which the Term ended that is payable under the terms of the Executive Bonus Plan. The Employment Agreement includes non-competition and non-solicitation provisions effective during the term of the Employment Agreement and for two years following its termination.

As a material inducement for Mr. Hauch's employment with the Company, pursuant to the Employment Agreement, Mr. Hauch will receive a grant of 250,000 restricted shares of the Company’s common stock (the “Inducement Award”) on the first business day following the filing date of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2021 with the Securities and Exchange Commission, which will vest as follows: (a) 34% of the Inducement Award will vest on the first anniversary of the date of grant, (b) 33% of the Inducement Award will vest on the second anniversary of the date of grant and (c) 33% of the Inducement Award will vest on the third anniversary of the date of grant. The Inducement Award will be subject to the terms of the form of Restricted Stock Inducement Award Agreement (the "Restricted Stock Inducement Award Agreement"). The Inducement Award was unanimously approved by the Compensation Committee as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). The Employment Agreement also states that provided the Employment Agreement is renewed and not otherwise terminated in accordance with its terms and Mr. Hauch is employed by the Company or its subsidiaries, Mr. Hauch will receive additional restricted common stock grants on: (i) January 15, 2022 in the amount of 125,000 shares of the Company's common stock vesting annually over three (3) years at the rate of 34% on the first anniversary of the grant, 33% on the second anniversary of the grant, and 33% on the third anniversary of the grant, and will otherwise subject to terms and conditions set by the Compensation Committee and the Company's 2016 Stock Incentive Plan, as amended (the "2016 Stock Plan") and (ii) January 15, 2023 in the amount of 125,000 shares of the Company's common stock vesting annually over three (3) years at the rate of 34% on the first anniversary of the grant, 33% on the second anniversary of the grant, and 33% on the third anniversary of the grant, and will otherwise be subject to terms and conditions set by the Compensation Committee and the 2016 Stock Plan.

The foregoing description of each of the Employment Agreement, the Inducement Award, and the Restricted Stock Inducement Award Agreement is a summary of certain terms only and is qualified in its entirety by the full text of the Employment Agreement attached hereto as Exhibit 10.1 and the form of Restricted Stock Inducement Award Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

On February 9, 2021 the Company issued a press release announcing the appointment of Mr. Hauch as Vice President and Chief Operating Officer of the Company, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Employment Agreement dated as of February 9, 2021 between Carrols Restaurant Group, Inc. and Carl Hauch+

10.2	Form of Restricted Stock Inducement Award Agreement+

99.1	Carrols Restaurant Group, Inc. Press Release, dated February 9, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

+ Compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: February 9, 2021

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer